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                                                                    EXHIBIT 99.B

                      FIRST AMENDMENT TO CREDIT AGREEMENT
                      -----------------------------------


          THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 26, 1998 (this "Amendment"), is among HANDLEMAN COMPANY, a Michigan corporation (the "Company"), each of the Subsidiaries of the Company set forth on the signature pages hereof (the "Borrowing Subsidiaries") (the Company and the Borrowing Subsidiaries may be collectively referred to as the "Borrowers") the banks set forth on the signature pages hereof (the "Banks") and NBD BANK, a Michigan banking corporation, as agent for the Banks (in such capacity, the "Agent").


                                   RECITALS
                                   --------

          A. The Company, the Agent and the Banks are parties to a Credit Agreement, dated as of September 3, 1997 (the "Credit Agreement").

          B. The Borrowers desire to amend the Credit Agreement, and the Agent and the Banks are willing to do so strictly in accordance with the terms hereof.

                                     TERMS
                                     -----

          In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:


                                  ARTICLE I.

                                  AMENDMENTS
                                  ----------


          Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

     1.1 The definition of "Applicable Facility Fee" is amended by adding the following to the end thereof: "provided, however, notwithstanding anything herein to the contrary, the Applicable Facility Fee shall be (a) equal to 0.300% (subject to any increase under clause (b) of this sentence) from and including the First Amendment Effective Date to and including the date the Applicable Facility Fee is reset based on the financial statements of the Company for the fiscal quarter ending January 31, 1999 and (b) increased an additional 0.075% above the per annum rate determined under this definition (including without limitation the per annum rate determined pursuant to clause (a) of this sentence)for the period from and including the First
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Amendment Effective Date to and including the earlier of (i) the date a permanent waiver, in form and substance satisfactory to the Agent, is obtained under the Senior Note Documents from the required number of holders of the Senior Notes for any default that may be caused under the Senior Note Documents due the Repositioning and (ii) the date the Applicable Facility Fee is reset based on the financial statements of the Company for the fiscal quarter ending January 31, 1999".

     1.2 The definition of "Applicable Margin" is amended by adding the following to the end thereof: "provided, however, notwithstanding anything herein to the contrary, the Applicable Margin shall be (a) equal to 1.200% (subject to any increase under clause (b) of this sentence) from and including the First Amendment Effective Date to and including the date the Applicable Facility Margin is reset based on the financial statements of the Company for the fiscal quarter ending January 31, 1999 and (b) increased an additional 0.225% above the per annum rate determined under this definition (including without limitation the per annum rate determined pursuant to clause (a) of this sentence)for the period from and including the First Amendment Effective Date to and including the earlier of (i) the date a permanent waiver, in form and substance satisfactory to the Agent, is obtained under the Senior Note Documents from the required number of holders of the Senior Notes for any default that may be caused under the Senior Note Documents due the Repositioning and (ii) the date the Applicable Facility Fee is reset based on the financial statements of the Company for the fiscal quarter ending January 31, 1999".

     1.3 The following new definitions are added to Section 1.1 in appropriate alphabetical order:

     "First Amendment" shall mean the First Amendment to Credit Agreement dated
      ---------------
June 26, 1998 among the Borrowers, the Banks and the Agent.

     "First Amendment Effective Date" shall mean the effective date of the First
      ------------------------------
Amendment.

     "Repositioning" shall mean the repositioning to be undertaken by the
      -------------
Company as described on Schedule 2 hereto.

     1.4  The penultimate sentence of Section 4.6 is restated as follows:
"There has been no material adverse change in the business, properties, operations or financial condition of the Company and its Subsidiaries taken as a whole since May 3, 1997, other than solely as a result of the transactions or charges contemplated by the Repositioning. The Company has completed all transactions contemplated to be completed by the Repositioning, all at the times and in accordance with the terms of the Repositioning described on Schedule 2 hereto. Schedule 2 hereto completely and accurately describes the transactions to be completed and changes to be taken in connection with the Repositioning, and the pro forma and prospective financial statements delivered by the Company to the Banks on or prior to the First Amendment Effective Date accurately describes the transactions to be completed and changes to be taken in connection with the Repositioning."

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     1.5  Sections 5.2(b) and (c) are restated as follows:

          (b) Net Worth.  Permit or suffer Consolidated Net Worth of the Company
              ---------
     and its Subsidiaries at any time to be less than $246,000,000 minus 100% of the after-tax repositioning charge to be taken by the Company in the fiscal year of 1999 pursuant to the Repositioning in an amount not to exceed $90,000,000, plus (a) 50% of Consolidated Net Income of the Company and its Subsidiaries for each fiscal year of the Company ending after May 3, 1997, provided that if such Consolidated Net Income is negative for such fiscal year, the amount added for such fiscal year shall be zero and it shall not reduce the amount added for any other fiscal year, (b) 90% of any after tax gain on the sale of assets which have a value in aggregate amount of at least $5,000,000, and (c) 100% of the proceeds received by the Company from the sale of any of any of its Capital Stock or any other new equity received by the Company.

          (c) Tangible Net Worth.  Permit or suffer the Consolidated Tangible
              ------------------
     Net Worth of the Company and its Subsidiaries at any time to be less than $235,000,000 minus 100% of the after-tax repositioning charge to be taken by the Company in the fiscal year of 1999 pursuant to the Repositioning in an amount not to exceed $90,000,000, plus (a) 50% of Consolidated Net Income for each fiscal year of the Company ending after May 3, 1997, provided that if such Consolidated Net Income is negative for such fiscal year, the amount added for such fiscal year shall be zero and it shall not reduce the amount added for any other fiscal year, (b) 90% of any after-tax gain on the sale of assets which have a value in aggregate amount of at least $5,000,000, and (c) 100% of the proceeds received by the Company from the sale of any of any of its Capital Stock or any other new equity received by the Company.

     1.6 Reference in the last sentence of Section 5.2(g) to "15%" is deleted and "5%" is substituted in place thereof.

     1.7  Section 5.2(i) is amended by adding the following to the end thereof:
"Notwithstanding the foregoing or anything else in this Agreement to the contrary, any sale of assets contemplated by the Repositioning shall be permitted, and 100% of the proceeds of all liquidation of assets pursuant to the Repositioning or otherwise shall be used to prepay the Advances."

     1.8 Section 5.2(j) is amended by deleting the reference therein to "$50,000,000" and substituting "$25,000,000" in place thereof and adding the following proviso to the end thereof:"; provided that any such acquisition shall be done only by North Coast Entertainment, Inc. and the target of any such acquisition shall be in the same line of business as North Coast Entertainment, Inc."

     1.9  Section 5.2(k) is amended by adding the following to the end thereof:
"other than as contemplated by the Repositioning."

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     1.10 Section 5.2(n) is amended by adding the following to the end thereof:
"provided, further, that the Indebtedness owing pursuant to the Senior Notes may be prepaid in full by an Advance hereunder or otherwise if (x) no Default or Event of Default exists or would be caused thereby and (y) such prepayment does not occur after August 31, 1998 or on or after the date any permanent waiver is obtained under the Senior Note Documents from the required number of holders of the Senior Notes for any default that may be caused under the Senior Note Documents due the Repositioning, as determined by the Agent."

     1.11 Section 5.2(p) is amended by deleting reference therein to "twenty percent (20%)" and substituting "five percent (5%)" in place thereof.

     1.12 A new Section 5.2(r) is hereby added as follows:

          (r)  Dividends, Redemptions and Other Distributions.  Make, pay,
               ----------------------------------------------
     declare or authorize any dividend, payment or other distribution in respect of any class of its Capital Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its Capital Stock other than such dividends, payments or other distributions to the extent payable solely in shares of Capital Stock of the Company, provided, however, that if no Default or Event of Default shall exist or would be caused thereby and if the Senior Debt is less than $110,000,000, the Company may make, pay, declare or authorize any of the foregoing such dividends, payments and other distributions which, in the aggregate, do not exceed the sum of $10,000,000 plus an amount equal to 50% of the cash proceeds of asset sales (other than asset sales in the ordinary course of business) which occur after the date that the Senior Debt has been reduced by $50,000,000 from the amount of Senior Debt as of May 2, 1998 for fifteen consecutive days.

     1.13 Schedule 2 attached hereto is hereby added to the Credit Agreement as
Schedule 2.

     1.14 Schedule 5.2 attached to the Credit Agreement is hereby replaced with
Schedule 5.2 attached hereto.


                                  ARTICLE II.

                                REPRESENTATIONS
                                ---------------

          Each Borrower represents and warrants to the Agent and the Banks that:

     2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

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     2.2  This Amendment is the legal, valid and binding obligation of it enforceable against it in accordance with the terms hereof.

     2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

     2.4 No Event of Default or Default exists or has occurred and is continuing on the date hereof and, without limiting the foregoing, no Event of Default exists under the Senior Note Documents and the Borrowers are not within a grace period with respect to any such Event of Default whether due to the Repositioning or otherwise.


                                 ARTICLE III.

                          CONDITIONS OF EFFECTIVENESS
                          ---------------------------

          This Amendment shall not become effective until each of the following has been satisfied:

     3.1  This Amendment shall be signed by the Borrowers and the Required
Banks.

     3.2 Each of the Guarantors shall have executed the Consent and Agreement at the end of this Amendment.

     3.3 The Borrowers shall deliver a resolution, incumbency certificate and related documents approving the execution, delivery and performance of this Amendment.

     3.4 The Borrowers shall have paid to the Agent, for the pro rata benefit of the Lenders signing this Amendment on June 26, 1998, an amendment fee equal to 0.15% of each such Lender's Commitment.

                                  ARTICLE IV.

                                MISCELLANEOUS.
                                -------------

     4.1 The Company agrees to grant, and cause each of its domestic Subsidiaries to grant, a first priority security interest to the Agent, for the benefit of the Agent and the Banks, in all of its accounts receivable and related assets (including without limitation any accounts and chattel paper and related instruments, as defined in the UCC), which security interest shall be effective if and when the Senior Notes are paid, but not prior to such time. The Company agrees to execute and deliver to the Agent (to be held in escrow by the Agent and to effective if and when the Senior Notes are paid) on or before July 3, 1998 all security agreements, financing statements and related documents, in form and substance reasonably satisfactory to the Agent, to

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grant such a security interest. Failure to execute and deliver such documents on or before July 3, 1998 shall be an Event of Default under the Credit Agreement.

     4.2 References in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

     4.3 The Borrowers agree to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

     4.4 Each Borrower acknowledges and agrees that the Agent and the Banks have fully performed all of their obligations under the Loan Documents and all actions taken by the Agent and the Banks are reasonable and appropriate under the circumstances and within their rights under the Loan Documents and otherwise available. Each Borrower represents and warrants that it is not aware of any claims or causes of action against the Agent or any Bank, any participant lender or any of their successors or assigns.

     4.5 Except as expressly amended hereby, each Borrower agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

     4.6 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.


                                            HANDLEMAN COMPANY


                                            By:____________________________

                                            Its:___________________________


                                            NORTH COAST ENTERTAINMENT, INC.


                                            By:____________________________

                                            Its:___________________________

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                              NBD BANK, as Agent and Individually as a Bank


                              By:______________________________

                              Its:_____________________________


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                              COMERICA BANK


                              By:_____________________

                              Its:____________________


                              KEYBANK NATIONAL ASSOCIATION


                              By:_____________________

                              Its:____________________


                              MICHIGAN NATIONAL BANK


                              By:_____________________

                              Its:____________________


                              THE FIFTH THIRD BANK


                              By:_____________________

                              Its:____________________


                              THE BANK OF NEW YORK


                              By:_____________________

                              Its:____________________


                              THE FUJI BANK, LIMITED


                              By:_____________________

                              Its:____________________

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                             CONSENT AND AGREEMENT
                             ---------------------


          As of the date and year first above written, each of the undersigned hereby:

          (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated hereby and agrees to all terms and provisions of the above Amendment applicable to it;

          (b) agrees that each Guaranty and all other agreements executed by any of the undersigned in connection with the Credit Agreement or otherwise in favor of the Agent or the Banks (collectively, the "Security Documents") are hereby ratified and confirmed and shall remain in full force and effect, and each of the undersigned acknowledges that it has no setoff, counterclaim or defense with respect to any Security Document; and

          (c) acknowledges that its consent and agreement hereto is a condition to the Banks' obligation under this Amendment and it is in its interest and to its financial benefit to execute this consent and agreement.


                                            NORTH COAST ENTERTAINMENT, INC.


                                            By:_________________________

                                            Its:________________________


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